SECOND AMENDMENT TO THE GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2023)

WHEREAS, Graphic Packaging International, LLC (the “Company”) maintains for the benefit of its employees the GPI Savings Plan (the “Plan”); and

WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, LLC (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan as provided herein to (i) make certain changes to eligibility to participate in the Plan, and (ii) make certain changes to the Plan’s loan rules.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date of January 1, 2024, unless otherwise set forth below, as follows:

1.Section 1.28(b) of the Plan is amended to read as follows:
(b) An individual classified as an independent contractor, a leased employee, intern, co-op student, or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

2.     Section 1.4 of the Plan is amended to read as follows:

1.4 Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced.

3.     Section 1.53(d) of the Plan is amended to read as follows:

(d) Computation Period For purposes of this Section, a “computation period” means the 12-month period that forms the basis for determining an Employee’s Years of Vesting Service.

4.     Section 1.108 of the Plan is amended to read as follows:

1.108 [Reserved]

5.     Section 2.1 of the Plan is amended to read as follows:

2.1 Initial Eligibility Requirements

(a) General Rule. Except as provided in subsection (b) hereof, every Covered Employee will become an Active Participant on the Entry Date coincident with or next following his Employment Date.
(b) New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating

Company will become an Active Participant as of such Participating Company’s effective date under the Plan, if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section.

6.     Schedule C of the Plan is amended in its entirety in the form attached hereto as Exhibit A, effective October 1, 2023.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Amendment to the GPI Savings Plan this 12 day of December, 2023.

GRAPHIC PACKAGING INTERNATIONAL,
LLC RETIREMENT COMMITTEE MEMBERS

By:	/s/ Stephen R. Scherger
Stephen R. Scherger
By:	/s/ Elizabeth Spence
Elizabeth Spence
By:	/s/ Brad Ankerholz
Brad Ankerholz
By:	/s/ Charles D. Lischer
Charles D. Lischer
By:	/s/ Janet Hunt
Janet Hunt

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